Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS SECOND QUARTER 2013

OPERATING EPS OF $0.39

•	Solid earnings results, despite higher than anticipated P&C catastrophe losses
•	Continued growth in Horace Mann agency sales
•	Book value per share excluding the fair value adjustment for investments of $22.79, up 11% compared to a year ago

SPRINGFIELD, Ill., July 24, 2013 -- Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and six months ended June 30, 2013:

Horace Mann Financial Highlights
	Three months ended June 30,			Six months ended June 30,
($ in millions, except per share amounts)	2013	2012	Change	2013	2012	Change
Total revenues	$265.6	$254.1	4.5%	$520.2	$498.8	4.3%
Net income	26.0	13.1	98.5%	53.0	39.8	33.2%
Net income per diluted share	0.63	0.32	96.9%	1.29	0.96	34.4%
Operating income*	16.0	6.7	138.8%	38.6	33.1	16.6%
Operating income per diluted share*	0.39	0.16	143.8%	0.94	0.80	17.5%
Book value per share				27.72	29.06	-4.6%
Book value per share excluding the fair value adjustment for investments*				22.79	20.55	10.9%
Property and Casualty segment net income (loss)	4.1	(4.1)	N.M.	14.3	9.1	57.1%
Property and Casualty combined ratio	103.3%	112.8%	-9.5 pts	100.3%	103.9%	-3.6 pts
Property and Casualty underlying combined ratio*	89.0%	94.6%	-5.6 pts	92.3%	94.0%	-1.7 pts
Annuity segment net income	$9.2	$7.9	16.5%	$20.3	$19.5	4.1%
Life segment net income	5.6	6.1	-8.2%	9.9	11.3	-12.4%

N.M. - Not meaningful.

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

“Horace Mann’s second quarter operating income was $0.39 per share, a solid result considering the higher than anticipated level of catastrophe losses in the quarter,” said Horace Mann’s President and CEO Peter H. Heckman. “Compared to the second quarter and first six months of 2012, both the reported and underlying property and casualty combined ratios improved, while written and earned premiums increased 3%. In our annuity segment, assets under management increased 10% over prior year, more than offsetting the modest impact of spread compression, with deferred policy acquisition cost unlocking also benefitting the quarterly earnings comparison to prior year. In the life segment, second quarter sales of Horace Mann products increased 31% compared to a year earlier, with the anticipated decline in earnings reflecting more normalized mortality losses and a slight decrease in investment income.”

Property and Casualty Segment

The property and casualty segment recorded net income of $4.1 million for the current quarter compared to a net loss of $4.1 million for the same period in 2012. The total property and casualty combined ratio of 103.3% and the underlying combined ratio of 89.0% improved 9.5 percentage points and 5.6 percentage points, respectively, compared to the second quarter of 2012. While higher than anticipated, pretax catastrophe losses in the current quarter of $22.5 million, or 16.1 points, decreased 23% compared to a year ago. Favorable prior years' reserve development of $2.6 million, or 1.8 points, was recorded in the second quarter, compared to $4.5 million, or 3.3 points, of favorable development recorded in the second quarter of 2012. The combined ratio decrease reflected improvement in current accident year auto and property non-catastrophe results, partially offset by an anticipated increase in the expense ratio.

For the six months, property and casualty net income of $14.3 million increased 57% compared to the same period in 2012, including a 20% reduction in catastrophe losses. The year-to-date combined ratio and underlying combined ratio of 100.3% and 92.3%, respectively, improved 3.6 percentage points and 1.7 percentage points compared to the first half of 2012.

Total property and casualty written premiums of $144.2 million and $276.1 million each increased 3% compared to the three and six months ended June 30, 2012, respectively, primarily driven by increases in average property and auto premiums per policy.

Horace Mann’s property and casualty sales increased 7% compared to both the three and six months ended June 30, 2012, reflecting growth from both auto and property new business. In addition, auto and property policy retention rates for the current period were approximately 1 percentage point higher than prior year.

Annuity Segment

Annuity segment net income of $9.2 million and $20.3 million for the three and six months ended June 30, 2013, respectively, increased $1.3 million and $0.8 million compared to the comparable periods in 2012. As expected, a modest level of spread compression occurred during the current period, with the net interest spread of 198 basis points on fixed annuity assets decreasing 3 basis points sequentially and 13 basis points compared to the prior year. However, that was more than offset by the increase in fixed annuity assets under management, with the resulting net interest margin increasing 2% year to date compared to the first six months of 2012. The unlocking of deferred policy acquisition costs in the quarter had a $1.0 million pretax negative impact on annuity segment earnings compared to a $1.8 million negative impact in the prior year, with the relative improvement primarily due to financial market performance. For the six months ended June 30, 2013 and 2012, the respective evaluations each had a positive impact of less than $1 million. Total annuity accumulated account value of $5.0 billion increased 10% compared to June 30, 2012, and total cash value persistency of 95.0% improved slightly compared to a year earlier.

For the three and six months ended June 30, 2013, annuity deposits received of $98.4 million and $188.6 million increased slightly compared to the respective prior year periods, primarily due to growth in single premium and rollover deposit receipts in the current periods.

Annuity sales by Horace Mann’s agency force increased 5% compared to prior year in both the second quarter and first half of 2013, while sales from the supplemental independent agent distribution channel declined. In total, Horace Mann’s annuity sales for the current quarter and six months were comparable to the prior year.

Life Segment

Life segment net income of $5.6 million for the second quarter and $9.9 million for the six months decreased $0.5 million and $1.4 million, respectively, compared to the same periods in 2012, reflecting more normalized mortality losses as well as slight decreases in investment income in the current periods. Life persistency of 96% improved slightly compared to 12 months earlier.

Life segment insurance premiums and contract deposits of $25.1 million and $48.1 million increased 3% and 1% compared to the three and six months ended June 30, 2012, respectively.

New life sales continued to be strong compared to the prior year, with a growth rate of approximately 30% for both the three and six months in sales of Horace Mann-manufactured products -- consistent with the company’s strategic intent to significantly increase its underwritten, mortality-based business.

Investment Results

Total net investment income increased 1% and 2% compared to the three and six months ended June 30, 2012, respectively. Pretax net realized investment gains were $15.4 million in the current quarter.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $344.5 million at June 30, 2013 decreased 46% compared to the $639.4 million net unrealized gain at March 31, 2013, primarily due to the increase in interest rates during the current quarter. Net unrealized gains were $651.9 million at December 31, 2012 and $548.7 million at June 30, 2012.

Capital Management

During the second quarter of 2013, the company repurchased 83,779 shares of its common stock at an aggregate cost of $2.1 million, or an average price per share of $24.35, under its $50 million share repurchase program. As of June 30, 2013, the program had a remaining authorization of $28.4 million. There were 39,911,504 shares outstanding on June 30, 2013.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s second quarter financial results with investors and analysts on July 25, 2013 at 9:30 a.m. Eastern Time. The conference call will be webcast live on the Internet at www.horacemann.com and archived later in the day for replay, which will be available for one month.

Horace Mann -- the largest national multiline insurance company focusing on educators' financial needs -- provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Quarterly Report on Form 10-Q for the period ended March 31, 2013 and the company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	% Change	2013	2012	% Change
EARNINGS SUMMARY

Net income	$26.0	$13.1	98.5%	$53.0	$39.8	33.2%
Net realized investment gains, after tax	10.0	6.4	56.3%	14.4	6.7	114.9%
Operating income (A)	16.0	6.7	138.8%	38.6	33.1	16.6%

Per diluted share:
Net income	$0.63	$0.32	96.9%	$1.29	$0.96	34.4%
Net realized investment gains, after tax	$0.24	$0.16	50.0%	$0.35	$0.16	118.8%
Operating income (A)	$0.39	$0.16	143.8%	$0.94	$0.80	17.5%

Weighted average number of shares
and equivalent shares (in millions) - Diluted	41.4	41.3	0.2%	41.2	41.4	-0.5%

RETURN ON EQUITY

Net income return on equity (B)				9.8%	9.2%	N.M.
Operating income return on equity excluding the fair value
adjustment for investments (A) (C)				10.7%	9.3%	N.M.

FINANCIAL POSITION

Per share (D):
Book value				$27.72	$29.06	-4.6%
Effect of the fair value adjustment for investments (E)				$4.93	$8.51	-42.1%
Book value excluding the fair value adjustment for investments (A)				$22.79	$20.55	10.9%

Dividends paid	$0.195	$0.13	50.0%	$0.39	$0.26	50.0%

Ending number of shares outstanding (in millions) (D)				39.9	39.4	1.3%

Total assets				$8,355.8	$7,824.0	6.8%
Short-term debt				38.0	38.0	-
Long-term debt				199.8	199.8	-
Total shareholders' equity				1,106.3	1,143.5	-3.3%

ADDITIONAL INFORMATION

Exclusive agencies (F)				615	557	10.4%
Employee agents (G)				121	155	-21.9%
Total				736	712	3.4%

N.M. - Not meaningful.

(A)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company's reports filed with the SEC.
(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.
(C)	Based on trailing 12-month operating income and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(D)	Ending shares outstanding were 39,911,504 at June 30, 2013 and 39,357,609 at June 30, 2012.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(F)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company ("Exclusive Agents"). Those agreements state that only the Company's products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(G)	Agents who have employee status with the Company and by contract market only the Company's products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	% Change	2013	2012	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$171.5	$166.3	3.1%	$340.7	$331.8	2.7%
Net investment income	77.4	76.3	1.4%	154.8	152.0	1.8%
Net realized investment gains	15.4	9.9	55.6%	22.3	10.3	116.5%
Other income	1.3	1.6	-18.8%	2.4	4.7	-48.9%

Total revenues	265.6	254.1	4.5%	520.2	498.8	4.3%

Benefits, claims and settlement expenses	120.8	131.0	-7.8%	233.5	238.9	-2.3%
Interest credited	42.1	40.4	4.2%	83.5	80.4	3.9%
Policy acquisition expenses amortized	23.0	22.3	3.1%	43.1	40.1	7.5%
Operating expenses	39.0	38.5	1.3%	77.8	76.4	1.8%
Interest expense	3.5	3.5	-	7.1	7.1	-

Total benefits, losses and expenses	228.4	235.7	-3.1%	445.0	442.9	0.5%

Income before income taxes	37.2	18.4	102.2%	75.2	55.9	34.5%
Income tax expense	11.2	5.3	111.3%	22.2	16.1	37.9%

Net income	$26.0	$13.1	98.5%	$53.0	$39.8	33.2%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$143.1	$138.5	3.3%	$274.6	$265.7	3.3%
Involuntary and other property & casualty	1.1	0.9	22.2%	1.5	1.4	7.1%

Total Property & Casualty	144.2	139.4	3.4%	276.1	267.1	3.4%

Annuity deposits	98.4	96.4	2.1%	188.6	188.4	0.1%

Life	25.1	24.4	2.9%	48.1	47.5	1.3%

Total	$267.7	$260.2	2.9%	$512.8	$503.0	1.9%

SEGMENT NET INCOME (LOSS)

Property & Casualty	$4.1	$(4.1)	N.M.	$14.3	$9.1	57.1%

Annuity	9.2	7.9	16.5%	20.3	19.5	4.1%

Life	5.6	6.1	-8.2%	9.9	11.3	-12.4%

Corporate and other (A)	7.1	3.2	121.9%	8.5	(0.1)	N.M.

Net income	26.0	13.1	98.5%	53.0	39.8	33.2%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 5.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	% Change	2013	2012	% Change
PROPERTY & CASUALTY

Premiums written	$144.2	$139.4	3.4%	$276.1	$267.1	3.4%
Premiums earned	139.5	135.6	2.9%	277.4	270.6	2.5%
Net investment income	9.1	9.3	-2.2%	18.1	18.2	-0.5%
Other income	-	-	-	-	1.6	-100.0%
Losses and loss adjustment expenses (LAE)	106.1	116.5	-8.9%	202.5	209.7	-3.4%
Operating expenses (includes policy
acquisition expenses amortized)	38.0	36.4	4.4%	75.7	71.5	5.9%
Income (loss) before tax	4.5	(8.0)	N.M.	17.3	9.2	88.0%
Net income (loss)	4.1	(4.1)	N.M.	14.3	9.1	57.1%

Net investment income, after tax	7.7	8.0	-3.7%	15.3	15.5	-1.3%

Catastrophe costs (A)
After tax	14.6	19.0	-23.2%	18.3	22.8	-19.7%
Before tax	22.5	29.2	-22.9%	28.2	35.1	-19.7%

Prior years' reserves favorable (adverse)
development, before tax
Voluntary automobile	2.6	3.4	-23.5%	5.9	6.7	-11.9%
Total property	-	1.1	-100.0%	-	1.8	-100.0%

Total	2.6	4.5	-42.2%	5.9	8.5	-30.6%

Operating statistics:
Loss and loss adjustment expense ratio	76.1%	85.9%	N.M.	73.0%	77.5%	N.M.
Expense ratio	27.2%	26.9%	N.M.	27.3%	26.4%	N.M.
Combined ratio	103.3%	112.8%	N.M.	100.3%	103.9%	N.M.

Effect on the combined ratio of:
Catastrophe costs (A)	16.1%	21.5%	N.M.	10.2%	12.9%	N.M.
Prior years' reserve development	-1.8%	-3.3%	N.M.	-2.2%	-3.0%	N.M.

Combined ratio excluding the effects of catastrophe
costs and prior years' reserve development
("underlying combined ratio") (B)	89.0%	94.6%	N.M.	92.3%	94.0%	N.M.

Policies in force (voluntary) (in thousands)				721	723	-0.3%
Automobile				484	485	-0.2%
Property				237	238	-0.4%

Policy renewal rate (voluntary) - 12 months
Automobile				85.1%	83.7%	N.M.
Property				89.5%	88.6%	N.M.

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums. For the periods presented, there were no reinsurance reinstatement premiums.
(B)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	% Change	2013	2012	% Change
ANNUITY

Contract deposits	$98.4	$96.4	2.1%	$188.6	$188.4	0.1%
Variable	35.3	30.1	17.3%	65.6	57.3	14.5%
Fixed	63.1	66.3	-4.8%	123.0	131.1	-6.2%
Contract charges earned	5.7	5.5	3.6%	10.8	10.5	2.9%
Net investment income	51.4	49.8	3.2%	102.7	99.3	3.4%
Interest credited	31.4	29.9	5.0%	62.1	59.5	4.4%
Net interest margin (without realized investment gains/losses)	20.0	19.9	0.5%	40.6	39.8	2.0%
Other income	1.0	0.8	25.0%	1.7	1.5	13.3%
Mortality loss and other reserve changes	(0.7)	(1.3)	-46.2%	(1.0)	(1.1)	-9.1%
Operating expenses (includes policy
acquisition expenses amortized)	12.4	13.1	-5.3%	22.0	21.6	1.9%
Income before tax	13.6	11.8	15.3%	30.1	29.1	3.4%
Net income	9.2	7.9	16.5%	20.3	19.5	4.1%

Pretax income increase (decrease) due to
evaluation of:
Deferred policy acquisition costs	$(1.0)	$(1.8)	-44.4%	$0.6	$0.8	-25.0%
Guaranteed minimum death benefit reserve	-	(0.1)	-100.0%	0.1	0.1	-

Annuity contracts in force (in thousands)				191	186	2.7%
Accumulated value on deposit / Assets under management				$4,997.2	$4,536.1	10.2%
Variable				1,525.5	1,348.1	13.2%
Fixed				3,471.7	3,188.0	8.9%
Annuity accumulated value retention - 12 months
Variable accumulations				94.1%	94.0%	N.M.
Fixed accumulations				95.4%	95.1%	N.M.

LIFE

Premiums and contract deposits	$25.1	$24.4	2.9%	$48.1	$47.5	1.3%
Premiums and contract charges earned	26.3	25.2	4.4%	52.5	50.7	3.6%
Net investment income	17.2	17.5	-1.7%	34.5	35.0	-1.4%
Other income	0.3	0.8	-62.5%	0.7	1.6	-56.3%
Death benefits/mortality cost/change in reserves	14.0	13.2	6.1%	30.0	28.1	6.8%
Interest credited	10.7	10.5	1.9%	21.4	20.9	2.4%
Operating expenses (includes policy
acquisition expenses amortized)	10.5	10.2	2.9%	20.9	20.6	1.5%
Income before tax	8.6	9.6	-10.4%	15.4	17.7	-13.0%
Net income	5.6	6.1	-8.2%	9.9	11.3	-12.4%

Pretax income increase (decrease) due to
evaluation of:
Deferred policy acquisition costs	$(0.1)	$(0.1)	-	$(0.1)	$(0.2)	-50.0%

Life policies in force (in thousands)				200	202	-1.0%
Life insurance in force				$14,837	$14,353	3.4%
Lapse ratio - 12 months
(Ordinary life insurance)				4.4%	4.5%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains	$15.4	$9.9	55.6%	$22.3	$10.3	116.5%
Interest expense	(3.5)	(3.5)	-	(7.1)	(7.1)	-
Other operating expenses, net investment income
and other income	(1.4)	(1.4)	-	(2.8)	(3.3)	-15.2%
Income (loss) before tax	10.5	5.0	110.0%	12.4	(0.1)	N.M.
Net income (loss)	7.1	3.2	121.9%	8.5	(0.1)	N.M.

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	% Change	2013	2012	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized
cost 2013, $4,815.9; 2012, $4,363.7)				$5,136.6	$4,854.8	5.8%
Equity securities, at fair value
(cost 2013, $30.4; 2012, $7.7)				29.4	7.6	N.M.
Short-term investments				49.1	13.1	N.M.
Short-term investments, securities
lending collateral				-	-	-
Policy loans				136.7	131.1	4.3%
Other investments				54.9	52.3	5.0%
Total Annuity and Life investments				5,406.7	5,058.9	6.9%

Property & Casualty
Fixed maturities, at fair value (amortized
cost 2013, $775.2; 2012, $783.1)				794.0	839.9	-5.5%
Equity securities, at fair value
(cost 2013, $47.6; 2012, $29.5)				53.6	30.4	76.3%
Short-term investments				7.4	9.0	-17.8%
Short-term investments, securities
lending collateral				-	-	-
Other investments				10.0	-	N.M.
Total Property & Casualty investments				865.0	879.3	-1.6%

Corporate investments				25.6	11.4	124.6%

Total investments				6,297.3	5,949.6	5.8%

Net investment income
Before tax	$77.4	$76.3	1.4%	$154.8	$152.0	1.8%
After tax	52.1	51.4	1.4%	104.2	102.4	1.8%

Net realized investment gains
Before tax	$15.4	$9.9	55.6%	$22.3	$10.3	116.5%
After tax	10.0	6.4	56.3%	14.4	6.7	114.9%
Per share, diluted	$0.24	$0.16	50.0%	$0.35	$0.16	118.8%

N.M. - Not meaningful.

-5-